TEMPUR SEALY MARKET UPDATE
–Company Expects Strong First Quarter 2020 Net Sales
–Elected to Access $200 Million on its Revolving Senior Secured Credit Facility
–Withdraws 2020 Financial Guidance
–Adopts Limited Duration Shareholder Rights Plan
- Scott Thompson, Chairman and CEO, Extends Employment Contract

LEXINGTON, KY, March 27, 2020 – At Tempur Sealy International, Inc. (NYSE: TPX, “Company”) the health and safety of employees, customers, and all business partners is the utmost concern. The Company has taken and continues to take precautionary measures to mitigate health risks during the evolving situation resulting from the novel coronavirus (“COVID-19”).

Scott Thompson, Tempur Sealy International Inc. Chairman and CEO said, “We have implemented measures to protect the health and safety of our employees, including restricting travel and face-to-face meetings, allowing individuals to work from home where possible, and adopting all region-specific public health protocols applicable to our operations around the world. While providing a healthy and safe work environment is our top priority during these unprecedented times, our entire organization is also focused on our commitments to our customers, suppliers, and shareholders. We are also working with various government and healthcare organizations to provide products and services in this time of crisis. For more than a decade, Tempur Sealy has donated tens of thousands of mattresses annually to charities and organizations in need across the country. For the immediate future, we are focusing all of the power of our philanthropic efforts on getting our products to governments, healthcare organizations and charities that have a need related to the pandemic.”

“Prior to the global COVID-19 health concerns, our iconic brands and products had been performing very well throughout the world. We had been experiencing growth in all markets and especially strong growth in North America, with over 30 percent growth compared to the first quarter of 2019. Most recent trends have shown very weak demand in the U.S. and Europe, with orders down over 50 percent versus the same period in the prior year. Following the slowdown in activity from the COVID-19, we have recently been experiencing improving trends in Asian markets with year-over-year growth in Korea, Japan, and Singapore and improving sequential growth in China. Based on the most current trends and current information, we are estimating the consolidated first quarter 2020 net sales to increase approximately 15 to 20 percent year-over-year.”

“Our business model has a highly variable cost structure, is broadly distributed geographically and is supported by an omni-channel approach. We will carry our strong operating momentum going into this downturn. We expect near-term profits to be significantly impacted but see our long-term competitive position strengthening through the downturn,” continued Thompson.

The Company also announced the actions to mitigate the near-term impact of the material slowdown in business activity while positioning the Company for the recovery period. The Company ceased all share repurchase activity once U.S. orders became negative as compared to the prior year, delayed certain capital projects, and canceled or suspended non-critical projects. Due to the rapidly-changing nature of this environment, the Company is withdrawing its previously-issued full-year financial guidance and will not provide updated full-year financial guidance until the operating environment becomes clear.

Additionally, to provide greater financial flexibility in response to the continued impact of COVID-19, the Company elected to hold $200 million of cash by borrowing on its revolving senior secured credit facility. Total remaining availability under that facility is at least $100 million and is drawable. The Company has no major loan maturities until 2023 and its senior secured credit facility matures in 2024.

Rights Plan

The Company also announced in a separate release today that the Board of Directors has adopted a limited duration shareholder rights plan (the "Rights Plan") and declared a dividend distribution of one right for each outstanding share of common stock. The record date for such dividend distribution is April 7, 2020. The Rights Plan will expire, without any further action being required to be taken by the Company’s Board of Directors, on March 26, 2021. The Company’s Board of Directors intends to consider an earlier termination of the Rights Plan if market and other conditions warrant.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company will be filing with the Securities and Exchange Commission (SEC).

Employment Contract

Due to the current business conditions, the Board of Directors unanimously requested, and Mr. Thompson agreed, to extend his employment contract to December 31, 2022, with an annual evergreen clause thereafter. No other changes were made to the terms of his employment agreement.

Thompson concluded, “There were several attributes to the business that attracted me to working at Tempur Sealy which included its iconic brands and consumer preferred products and also included its variable cost structure and cash flow attributes that allow the business to flex naturally with changing market conditions. While we expect material headwinds in the near-term, we are optimizing business operations to best position the company for long-term success. The executive team, employees, and I remain committed to leading Tempur Sealy through this rapidly changing environment.”

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "will," and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company's liquidity, the Company's expectations regarding future performance, share repurchase program, and capital projects. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include risks associated with the duration, scope and severity of COVID-19 and its effects on the Company’s business and operations, including the disruption or delay of production and delivery of materials and products in the Company’s supply chain; a temporary or prolonged shutdown of manufacturing facilities or retail stores; general economic, financial and industry conditions, particularly conditions relating to liquidity, financial performance and related credit issues present in the retail sector, which may be amplified by the effects of COVID-19; consumer confidence and the availability of consumer financing; uncertainties arising from national and global events, including the long-term effects of COVID-19 on the national and global economy; the effect of future legislative or regulatory changes, including changes in international trade, duties, tariffs and other aspects of international trade policy; the effects of consolidation of retailers on revenues and costs and consumer acceptance of and changes in demand for the Company's products.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2019. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About the Company

Tempur Sealy International, Inc. (NYSE: TPX) develops, manufactures, and markets mattresses, foundations, pillows and other products. The Company’s products are sold worldwide through third party retailers, its own stores, and online. The Company's brand portfolio includes many highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster®. World headquarters for Tempur Sealy International is in Lexington, KY. For more information, visit http://www.tempursealy.com or call 800-805-3635.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com